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                                                                    EXHIBIT 21.1

                               RADISYS CORPORATION

                              LIST OF SUBSIDIARIES

               SUBSIDIARY                           JURISDICTION OF INCORPORATION
               ----------                           -----------------------------
RadiSys Microware Communications
  Software Division, Inc.                                  Iowa
Microware Corporate Park                                   Iowa
Micromall, Inc.                                            Iowa
MSC Toolco, Inc                                            Delaware
RadiSys B.V.                                               Netherlands
RadiSys GmbH                                               Germany
RadiSys Ireland Limited                                    Ireland
RadiSys Technology (Ireland) Limited                       Ireland
RadiSys Israel Ltd.                                        Israel
RSC KK (inactive)                                          Japan
RadiSys Systems Technology (Shanghai) Co. Ltd.             China
Nihon RadiSys KK                                           Japan
Sequoia Japan (inactive)                                   Japan
RadiSys SARL                                               France
RadiSys UK Limited                                         United Kingdom
Microware Systems Ltd.                                     United Kingdom
Texas Micro Systems United Kingdom
  Limited (inactive)                                       United Kingdom